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EXHIBIT 23.1 - CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements on Form S-8 No. 33-75268 pertaining to the 1994 Stock Option Plan and 1994 Stock Purchase Plan, No. 33-80662 pertaining to the 1994 Stock Option Plan, No. 33-93394 pertaining to the 1994 Employee Stock Purchase Plan, No. 333-29801 pertaining to the 1994 Stock Option Plan, No. 333-60057 pertaining to the 1994 Stock Option Plan, No. 333-79789 pertaining to the 1994 Stock Option Plan and No. 333-43504 pertaining to the 1994 Stock Option Plan and 1994 Stock Purchase Plan and Registration Statements on Form S-3 No. 333-38266 and No. 333-54912 of InSite Vision Incorporated of our report dated February 2, 2001, except for Note 9 as to which the date is February 12, 2001, with respect to the consolidated financial statements of InSite Vision Incorporated included in the Annual Report (Form 10-K) for the year ended December 31, 2000.


                                                         /s/  Ernst & Young LLP

Palo Alto, California
March 26, 2001



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